UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : October 5, 2007

ARCHSTONE-SMITH OPERATING TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-10272	90-0042860
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

9200 E. Panorama Circle, Suite 400, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

(303) 708-5959

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                As previously reported in our Current Report on Form 8-K filed on October 5, 2007, Archstone-Smith Trust completed its merger with and into Tishman Speyer Archstone-Smith Multifamily Series I Trust, which is a jointly controlled affiliate of Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc.  Prior to the merger, our sole trustee was Archstone-Smith Trust.  As a result of the merger and effective as of October 5, 2007, our sole trustee is Tishman Speyer Archstone-Smith Multifamily Series I Trust.

                Also in connection with the merger and associated corporate restructuring, Mark A. Schumacher, our chief accounting officer, has resigned effective October 5, 2007.  Ash K. Atwood, 43, was named Group Vice President and Controller effective October 5, 2007.  Mr. Atwood has been an accounting officer with our company and its predecessor businesses for 11 years serving the last two years as Group Vice President of Corporate Accounting and for the four prior years as Group Vice President of Property Accounting.

                The information set forth under Item 5.01 of our Current Report on Form 8-K filed on October 5, 2007 is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHSTONE-SMITH OPERATING TRUST

Date: October 11, 2007	By:	/s/ Thomas S. Reif
		Name:	Thomas S. Reif
		Title:	Group Vice President and Associate General Counsel